Exhibit 99.1

CULP ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2026 RESULTS

Fourth Quarter Revenue and Margin Growth, Including Double-Digit Expansion in Bedding, Reflect Platform Optimization and Enhanced Market Position, Driving Momentum Entering Fiscal 2027

HIGH POINT, N.C. (July 1, 2026) – Culp, Inc. (NASDAQ: CULP), a leading provider of fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications, today reported financial and operating results for its fourth quarter and fiscal year ended May 3, 2026.

Fiscal 2026 Fourth Quarter Financial Highlights

▪ Consolidated net sales of $51.6 million, up 7.6% from third quarter sales of $48.0 million and up approximately 6% from prior-year period sales of $48.8 million, with bedding segment sales up approximately 12% sequentially and 12.5% year-over-year and upholstery segment sales up 2.1% sequentially and down 2.5% year-over-year.

▪ Consolidated gross profit of $6.8 million, or 13.2% of sales, up 210 basis points and almost 30% from third quarter gross profit of $5.3 million, or 11.1% of sales, and down from prior-year period gross profit of $7.7 million, or 15.7% of sales. The sequential improvement was primarily driven by higher sales and the enhanced efficiencies and cost actions associated with restructuring and integration initiatives, and the year-over-year decline was driven primarily by a $1.7 million benefit in the prior-year period stemming from a policy change in how aged inventory is valued and reserved (the “Policy Change”).

▪ Total inventory of $47.5 million as of May 3, 2026, a favorable reduction of approximately $5 million, or almost 10%, from inventory at third-quarter end.

▪ GAAP consolidated loss from operations of $(1.6) million, compared with $(3.7) million in the third quarter and $(2.2) million in the prior-year period.

•
Non-GAAP operating loss of $(1.5) million, a 52% improvement from $(3.1) million in the third quarter and a decline from $(704) thousand in the prior-year period (see reconciliation table on page 11), driven primarily by the Policy Change.

▪ Net loss of $(2.2) million, or $(0.18) per diluted share, a 35% improvement from $(3.4) million, or $(0.27) per diluted share, in the third quarter and a marginal increase from $(2.1) million, or $(.17) per diluted share, in the prior-year period.

•
Adjusted EBITDA for the quarter was $(560) thousand, a 74% improvement from $(2.2) million in the third quarter and a decline from $511 thousand in the prior-year period (see reconciliation table on page 13), driven primarily by the Policy Change.

Management Commentary

Iv Culp, President and Chief Executive Officer, commented, “We were encouraged to see overall sales growth during the quarter along with some nice sequential improvement at the gross profit, operating and bottom lines. There is ground yet to cover to get where we ultimately want to be, but CULP is on the right path and our actions to optimize our platform are driving results. We enter the new fiscal year with some exciting momentum and over $20 million in annualized savings, efficiencies and pricing action that should substantially improve our operating leverage going forward.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

“Our bedding business closed the year on a strong note, delivering double-digit sales growth and nearly 40% gross profit improvement from the third quarter. In a challenging market, we successfully expanded our top line through share gains and new product innovation across all categories, most notably in sewn mattress covers.

"Our upholstery business experienced continued headwinds due to furniture’s greater dependence on home buying activity and travel/leisure spending, both of which have been challenged. Despite the pressured environment in upholstery, we grew sales sequentially and increased margins from the prior quarter while continuing progress on integrating domestic operations within our bedding segment.

“I commend the CULP team for its dedication and execution in fiscal 2026 as we completed our platform restructuring activities. Thanks to our people, we move into the new year with strong conviction that we have added to our competitive advantages in bedding and upholstery and are well-positioned to drive any increases in consumer demand to the bottom line. We have our operating structure streamlined; our product categories are on-trend from style, color and performance innovation standpoints; our pricing is calibrated to the current tariff and petrochemical landscapes; and, most importantly, we offer customers what we believe are preferred supply chain options, including the most cost-effective production scale and flexibility with a global footprint including dynamic U.S. and nearshore capabilities to navigate tariffs and speed-to-market needs.

“We recently recovered approximately $7 million in IEEPA tariff refunds in the first quarter of fiscal 2027, which provides a meaningful improvement to our financial position, particularly in helping to offset some outstanding debt as well as a portion of the elevated tariff-related costs incurred during fiscal 2026. Importantly, our focus in this macro-environment remains on disciplined cost management, cash flow performance and reducing debt levels. We are committed to returning to profitability, and expect our actions to enhance long-term shareholder value,” added Culp.

Fiscal 2026 Full Year Financial Highlights

▪ Consolidated net sales of $203.5 million, down 4.6% from net sales of $213.2 million in the prior fiscal year, with bedding sales up 2.4% and upholstery sales down 12.5%.

▪ Consolidated gross profit of $25.2 million, or 12.4% of sales, compared with gross profit of $25.1 million, or 11.8% of sales, in the prior fiscal year.

▪ GAAP consolidated loss from operations of $(7.2) million, compared with $(18.4) million in the prior fiscal year.

•
Non-GAAP operating loss of $(8.6) million, an almost 5% improvement, on lower sales, from $(9.0) million in the prior fiscal year (see reconciliation table on page 12).

▪ Net loss of $(10.2) million, or $(0.81) per diluted share, a 47% improvement over $(19.1) million, or $(1.53) per diluted share, in the prior fiscal year.

•
Adjusted EBITDA was $(4.7) million, a decline from $(3.7) million in the prior fiscal year (see reconciliation table on page 13).

Financial Outlook

▪ Due to macroeconomic uncertainty, the fluid global trade and tariff environment, and related matters, only the following limited forward guidance is being provided, with expectations based on information available at the time of this press release and reflecting certain assumptions by management regarding business and industry trends.

•
Outstanding debt under domestic and foreign credit facilities is expected to significantly decline with the recovery of approximately $7.0 million in previously paid IEEPA tariffs in the first quarter of fiscal year 2027. This receipt represents a meaningful source of cash and, subject to working capital needs to support growth, is expected to reduce net debt to approximately $5.0 million at first quarter-end and improve liquidity and balance sheet flexibility.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

•
Consolidated sales for the first quarter of fiscal year 2027 are expected to moderately improve sequentially and compared to the prior-year period in what is likely to remain a challenged demand environment for home furnishings.

•
The cost and efficiency benefits of restructuring and integration initiatives should drive improving gross profit and lower SG&A expenses, resulting in breakeven to positive adjusted EBITDA for the first quarter of fiscal year 2027 without the benefit of IEEPA tariff refunds. Receipt of the above-referenced $7.0 million in tariff refunds should significantly enhance profitability in the first quarter.

Business Segment Highlights

Bedding

▪ For the fourth quarter, bedding sales were $30.5 million, up approximately 12% from sales of $27.3 million in the third quarter and up 12.5% from sales of $27.1 million in the prior-year period. Bedding gross profit was $2.7 million, or 8.9% of sales, up 38% from $2.0 million, or 7.2% of sales, in the third quarter and down from $3.1 million, or 11.3% of sales, in the prior-year period.

▪ For the full year, bedding sales were $116.6 million, up 2.4% from sales of $113.9 million in the prior fiscal year. Bedding gross profit was $10.7 million, or 9.2% of sales, up almost 35% from $7.9 million, or 7.0% of sales, in the prior fiscal year.

Upholstery

▪ For the fourth quarter, upholstery sales were $21.1 million, up 2.1% from sales of $20.7 million in third quarter and down from sales of $21.7 million in the prior-year period. Upholstery gross profit was $4.1 million, or 19.5% of sales, an approximately 23% increase from $3.4 million, or 16.3% of sales, in the third quarter and down from $4.7 million, or 21.7% of sales, in the prior-year period.

▪ For the full year, upholstery sales were $86.9 million, down from sales of $99.3 million in the prior fiscal year. Upholstery gross profit was $15.4 million, or 17.7% of sales, compared with $18.8 million, or 18.9% of sales, in the prior fiscal year.

Balance Sheet, Cash Flow, and Liquidity

▪ $8.3 million in total cash and $19.1 million in outstanding debt under credit facilities as of May 3, 2026.

▪ $24.2 million in liquidity as of May 3, 2026, consisting of $8.3 million in cash and $15.9 million in borrowing availability under credit facilities.

▪ Total inventory of $47.5 million as of May 3, 2026, which compares favorably to inventory of $52.2 million and $49.3 million as of February 1, 2026, and April 27, 2025, respectively.

▪ Cash used in operations and negative free cash flow were $(9.4) million and $(10.0) million, respectively, for the 12-month period ended May 3, 2026, and primarily driven by operating losses, which compare favorably to cash used of $(17.7) million and $(20.6) million, respectively, in the prior-year period. The final payment to Culp of $4.8 million for the sale of a former facility in Canada was received during the quarter as scheduled. Adjusted for capital expenditures, proceeds from the sale of property, plant and equipment, notes receivable and other items, negative free cash flow was $(2.8) million, which compares favorably to $(17.1) million in the prior-year period (see reconciliation table on page 10).

▪ Capital expenditures for the 12-month period ended May 3, 2026, were $596 thousand, down from $2.9 million in the prior-year period as the focus on maintenance projects and strategic initiatives with quick payback continued.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the fourth quarter and full fiscal year

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

2026 on Thursday, July 2, 2026, at 9:00 a.m. Eastern Time. A live webcast of this call can be accessed on the “Upcoming Events” section on the “Investor Relations” page of the Company’s website, www.culp.com. A replay of the webcast will be available for 30 days under the “Past Events” section on the “Investor Relations” page of the Company’s website.

About the Company

Culp, Inc. is one of the largest marketers of mattress fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications in North America. The Company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, China, Haiti, Turkey, and Vietnam.

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict,” “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, expectations with respect to tariff refunds, strategic initiatives and plans, restructuring and integration actions, production levels, new product launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring and integration actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, ending cash balances and cash positions, borrowing capacity, investments, potential acquisitions, cash and non-cash restructuring and restructuring-related charges, expenses, and/or credits, net proceeds from restructuring related asset dispositions, future economic or industry trends, public health epidemics, or other future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, demand for home furnishings products, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Relatedly, litigation is ongoing as to whether businesses that paid tariffs that were invalidated by the U.S. Supreme Court in February 2026 may receive or retain refunds for those tariffs, and it may be uncertain as to whether the Company may retain any such refunds, which could be significant. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. The impact of public health emergencies or epidemics on employees, customers, suppliers, and the global economy could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to successfully restructure our bedding operations, integrate our bedding and upholstery segments and realize the expected benefits of that integration effort, which may not meet our expectations. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this release are made only as of the date of this release. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THE THREE AND TWELVE MONTHS ENDED MAY 3, 2026 AND APRIL 27, 2025

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	May 3,	April 27,	% Over	May 3,	April 27,
	2026	2025	(Under)	2026	2025
Net sales	$51,624	$48,773	5.8%	100.0%	100.0%
Cost of sales	(44,797)	(41,120)	8.9%	86.8%	84.3%
Gross profit	6,827	7,653	(10.8)%	13.2%	15.7%
Selling, general and administrative expenses	(8,347)	(8,470)	(1.5)%	16.2%	17.4%
Restructuring expense	(102)	(1,422)	(92.8)%	0.2%	2.9%
Loss from operations	(1,622)	(2,239)	(27.6)%	(3.1)%	(4.6)%
Interest expense	(195)	(110)	77.3%	0.4%	0.2%
Interest income	214	154	39.0%	0.4%	0.3%
Other expense	(581)	(121)	380.2%	(1.1)%	(0.2)%
Loss before income taxes	(2,184)	(2,316)	(5.7)%	(4.2)%	(4.7)%
Income tax (expense) benefit (1)	(58)	243	(123.9)%	(2.7)%	10.5%
Net loss	$(2,242)	$(2,073)	8.2%	(4.3)%	(4.3)%

Net loss per share - basic	$(0.18)	$(0.17)	5.9%
Net loss per share - diluted	$(0.18)	$(0.17)	5.9%
Average shares outstanding-basic	12,663	12,559	0.8%
Average shares outstanding-diluted	12,663	12,559	0.8%

Notes

(1) Percent of sales columns are for income tax (expense) benefit is calculated as a percent of loss before income taxes.

	TWELVE MONTHS ENDED
	Amount			Percent of Sales

	May 3,	April 27,	% Over	May 3,	April 27,
	2026	2025	(Under)	2026	2025
Net sales	$203,482	$213,237	(4.6)%	100.0%	100.0%
Cost of sales	(178,322)	(188,170)	(5.2)%	87.6%	88.2%
Gross profit	25,160	25,067	0.4%	12.4%	11.8%
Selling, general and administrative expenses	(34,668)	(35,705)	(2.9)%	17.0%	16.7%
Restructuring credit/(expense)	2,323	(7,739)	(130.0)%	1.1%	(3.6)%
Loss from operations	(7,185)	(18,377)	(60.9)%	(3.5)%	(8.6)%
Interest expense	(759)	(231)	228.6%	0.4%	0.1%
Interest income	1,073	915	17.3%	0.5%	0.4%
Other expense (1)	(1,414)	(1,018)	38.9%	0.7%	0.5%
Loss before income taxes	(8,285)	(18,711)	(55.7)%	(4.1)%	(8.8)%
Income tax expense (2)	(1,926)	(392)	391.3%	(23.2)%	(2.1)%
Net loss	$(10,211)	$(19,103)	(46.5)%	(5.0)%	(9.0)%

Net loss per share - basic	$(0.81)	$(1.53)	(47.1)%
Net loss per share - diluted	$(0.81)	$(1.53)	(47.1)%
Average shares outstanding-basic	12,630	12,525	0.8%
Average shares outstanding-diluted	12,630	12,525	0.8%

Notes

(1) Other expense for the twelve months ended May 3, 2026, includes $1.0 million received in cash proceeds in connection with the resolution of a legal matter.

(2) Percent of sales columns are for income tax expense is calculated as a percent of loss before income taxes.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

CONSOLIDATED BALANCE SHEETS

MAY 3, 2026, AND APRIL 27, 2025

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)
	May 3,	* April 27,	Increase (Decrease)
	2026	2025	Amount	Percent
Current assets
Cash and cash equivalents	$8,273	$5,629	$2,644	47.0%
Short-term investments - rabbi trust	1,477	1,325	152	11.5%
Accounts receivable, net	20,369	21,844	(1,475)	(6.8)%
Inventories	47,494	49,309	(1,815)	(3.7)%
Short-term notes receivable	297	280	17	6.1%
Current income taxes receivable	142	—	142	100.0%
Assets held for sale	—	2,177	(2,177)	(100.0)%
Other current assets	2,645	2,970	(325)	(10.9)%
Total current assets	80,697	83,534	(2,837)	(3.4)%

Property, plant & equipment, net	21,013	24,836	(3,823)	(15.4)%
Right of use assets	2,984	5,908	(2,924)	(49.5)%
Intangible assets	355	960	(605)	(63.0)%
Long-term investments - rabbi trust	4,991	5,722	(731)	(12.8)%
Long-term notes receivable	885	1,182	(297)	(25.1)%
Deferred income taxes	503	637	(134)	(21.0)%
Other assets	562	591	(29)	(4.9)%
Total assets	$111,990	$123,370	$(11,380)	(9.2)%

Current liabilities
Lines of credit - current	$12,129	$8,114	$4,015	49.5%
Accounts payable - trade	25,730	27,323	(1,593)	(5.8)%
Accounts payable - capital expenditures	236	23	213	926.1%
Operating lease liability - current	956	2,394	(1,438)	(60.1)%
Deferred compensation - current	1,477	1,325	152	11.5%
Deferred revenue	281	422	(141)	(33.4)%
Accrued expenses	4,103	5,333	(1,230)	(23.1)%
Accrued restructuring	47	610	(563)	(92.3)%
Income taxes payable - current	—	1,420	(1,420)	(100.0)%
Total current liabilities	44,959	46,964	(2,005)	(4.3)%

Lines of credit - long-term	7,000	4,600	2,400	52.2%
Operating lease liability - long-term	1,027	2,535	(1,508)	(59.5)%
Income taxes payable - long-term	983	790	193	24.4%
Deferred income taxes	4,883	5,155	(272)	(5.3)%
Deferred compensation - long-term	4,991	5,686	(695)	(12.2)%
Total liabilities	63,843	65,730	(1,887)	(2.9)%
Shareholders' equity	48,147	57,640	(9,493)	(16.5)%
Total liabilities and shareholders' equity	$111,990	$123,370	$(11,380)	(9.2)%
Shares outstanding	12,663	12,559	104	0.8%

* Derived from audited financial statements.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED MAY 3, 2026 AND APRIL 27, 2025

Unaudited

(Amounts in Thousands)

	TWELVE MONTHS ENDED
	Amounts
	May 3,	April 27,
	2026	2025
Cash flows from operating activities:
Net loss	$(10,211)	$(19,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,105	5,440
Non-cash inventory charge (credit)	2,050	(2,423)
Amortization	321	405
Stock-based compensation	625	650
Deferred income taxes	(138)	(1,343)
Realized gain on sale of investments (rabbi trust)	(34)	—
Gain on sale of equipment	(4)	(27)
Non-cash restructuring (credit) expense	(3,315)	2,708
Foreign currency exchange loss (gain)	1,269	(145)
Changes in assets and liabilities:
Accounts receivable	1,567	(722)
Inventories	7	(2,059)
Other current assets	390	384
Other assets	111	114
Accounts payable - trade	(2,458)	1,852
Deferred revenue	(141)	(1,073)
Accrued restructuring	(563)	633
Accrued expenses and deferred compensation	(1,471)	(2,456)
Income taxes	(1,481)	(485)
Net cash used in operating activities	(9,371)	(17,650)
Cash flows from investing activities:
Capital expenditures	(596)	(2,947)
Proceeds from the sale of property, plant and equipment	1,103	1,945
Proceeds from note receivable	5,093	610
Proceeds from the sale of investments (rabbi trust)	1,413	1,725
Purchase of investments (rabbi trust)	(631)	(735)
Net cash provided by investing activities	6,382	598
Cash flows from financing activities:
Proceeds from lines of credit	16,415	21,648
Payments on lines of credit	(10,687)	(8,907)
Payments of debt issuance costs	(169)	—
Common stock surrendered for withholding taxes payable	(76)	(68)
Net cash provided by financing activities	5,483	12,673
Effect of foreign currency exchange rate changes on cash and cash equivalents	150	(4)
Increase (decrease) in cash and cash equivalents	2,644	(4,383)
Cash and cash equivalents at beginning of year	5,629	10,012
Cash and cash equivalents at end of year	$8,273	$5,629

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

STATEMENTS OF NET SALES AND GROSS PROFIT BY SEGMENT

FOR THE THREE AND TWELVE MONTHS ENDED MAY 3, 2026 AND APRIL 27, 2025

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	May 3,	April 27,	% Over	May 3,	April 27,
Net Sales by Segment	2026	2025	(Under)	2026	2025
Bedding	$30,500	$27,114	12.5%	59.1%	55.6%
Upholstery	21,124	21,659	(2.5)%	40.9%	44.4%
Net Sales	$51,624	$48,773	5.8%	100.0%	100.0%

Gross Profit by Segment				Gross Margin
Bedding	$2,703	$3,075	(12.1)%	8.9%	11.3%
Upholstery	4,124	4,691	(12.1)%	19.5%	21.7%
Total Segment Gross Profit	6,827	7,766	(12.1)%	13.2%	15.9%
Restructuring Related Charge (1)	—	(113)	(100.0)%	0.0%	(0.2)%
Gross Profit	$6,827	$7,653	(10.8)%	13.2%	15.7%

Notes

(1) See page 11 for details regarding restructuring related charges included in cost of sales and gross profit and a Reconciliation of Selected Income Statement Information to Adjusted Results for the three months ended May 3, 2026, and April 27, 2025.

	TWELVE MONTHS ENDED
	Amounts			Percent of Total Sales
	May 3,	April 27,	% Over	May 3,	April 27,
Net Sales by Segment	2026	2025	(Under)	2026	2025
Bedding	$116,593	$113,906	2.4%	57.3%	53.4%
Upholstery	86,889	99,331	(12.5)%	42.7%	46.6%
Net Sales	$203,482	$213,237	(4.6)%	100.0%	100.0%

Gross Profit by Segment				Gross Margin
Bedding	$10,704	$7,936	34.9%	9.2%	7.0%
Upholstery	15,387	18,752	(17.9)%	17.7%	18.9%
Total Segment Gross Profit	26,091	26,688	(2.2)%	12.8%	12.5%
Restructuring Related Charge (1)	(931)	(1,621)	(42.6)%	(0.5)%	(0.8)%
Gross Profit	$25,160	$25,067	0.4%	12.4%	11.8%

Notes

(1) See page 11 for details regarding restructuring related charges included in cost of sales and gross profit and a Reconciliation of Selected Income Statement Information to Adjusted Results for the twelve months ended May 3, 2026, and April 27, 2025.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Unaudited

(Amounts in Thousands)

RECONCILIATION OF NET (DEBT) CASH

	Amounts
	May 3,	April 27, *
	2026	2025
Cash:
Cash and cash equivalents	$8,273	$5,629
Less Debt:
Lines of credit - current	12,129	8,114
Lines of credit - long-term	7,000	4,600
Net (debt) cash position	$(10,856)	$(7,085)

* Derived from audited financial statements

RECONCILIATION OF ADJUSTED FREE CASH FLOW

	TWELVE MONTHS ENDED
	Amounts
	May 3,	April 27,
	2026	2025
Net cash used in operating activities	$(9,371)	$(17,650)
Minus: Capital expenditures	(596)	(2,947)
Free Cash Flow	(9,967)	(20,597)
Plus: Proceeds from the sale of property, plant, and equipment	1,103	1,945
Plus: Proceeds from note receivable	5,093	610
Plus: Proceeds from the sale of investments (rabbi trust)	1,413	1,725
Minus: Purchase of investments (rabbi trust)	(631)	(735)
Effects of foreign currency exchange rate changes on cash and cash equivalents	150	(4)
Adjusted Free Cash Flow	$(2,839)	$(17,056)

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Three Months Ended May 3, 2026
	As Reported		Adjusted Results
	May 3,		May 3,
	2026	Adjustments	2026

Net sales	$51,624	—	$51,624
Cost of sales	(44,797)	—	(44,797)
Gross profit	6,827	—	6,827
Selling, general and administrative expenses	(8,347)	—	(8,347)
Restructuring expense (1)	(102)	102	—
Loss from operations	$(1,622)	102	$(1,520)

Notes

(1) During the three-month period ended May 3, 2026, restructuring expense mostly represented charges related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

	Three Months Ended April 27, 2025
	As Reported		Adjusted Results
	April 27,		April 27,
	2025	Adjustments	2025

Net sales	$48,773	—	$48,773
Cost of sales (1)	(41,120)	113	(41,007)
Gross profit	7,653	113	7,766
Selling, general and administrative expenses	(8,470)	—	(8,470)
Restructuring expense (2)	(1,422)	1,422	—
Loss from operations	$(2,239)	1,535	$(704)

Notes

(1) During the three-month period ended April 27, 2025, restructuring related charges recorded in cost of sales represented losses on the disposal of inventory related to the closure of the bedding manufacturing facility in Quebec, Canada.

(2) During the three-month period ended April 27, 2025, restructuring expense mostly represented charges related to the consolidation of our North American bedding manufacturing platform and the closure of the bedding manufacturing facility in Quebec, Canada, as well as initial costs related to transforming our operating model and the consolidation of certain facilities to further reduce costs.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Twelve Months Ended May 3, 2026
	As Reported		Adjusted Results
	May 3,		May 3,
	2026	Adjustments	2026

Net sales	$203,482	—	$203,482
Cost of sales (1)	(178,322)	931	(177,391)
Gross profit	25,160	931	26,091
Selling, general and administrative expenses	(34,668)	—	(34,668)
Restructuring credit (2)	2,323	(2,323)	—
Loss from operations	$(7,185)	(1,392)	$(8,577)

Notes

(1) During the twelve-month period ended May 3, 2026, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory related to the consolidation of our North American bedding operations and the consolidation of certain facilities related to transforming our operating model to one integrated Culp branded business to reduce fixed costs.

(2) During the twelve-month period ended May 3, 2026, restructuring credit includes a gain from the sale of the manufacturing facility located in Quebec, Canada totaling $4.0 million, partially offset by charges related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

	Twelve Months Ended April 27, 2025
	As Reported		Adjusted Results
	April 27,		April 27,
	2025	Adjustments	2025

Net sales	$213,237	—	$213,237
Cost of sales (1)	(188,170)	1,621	(186,549)
Gross profit	25,067	1,621	26,688
Selling, general and administrative expenses	(35,705)	—	(35,705)
Restructuring expense (2)	(7,739)	7,739	—
Loss from operations	$(18,377)	9,360	$(9,017)

Notes

(1) During the twelve-month period ended April 27, 2025, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory mostly related to the closure of the bedding manufacturing facility in Quebec, Canada.

(2) During the twelve-month period ended April 27, 2025, restructuring expense mostly represented charges related to the consolidation of our North American bedding manufacturing platform and the closure of the bedding manufacturing facility in Quebec, Canada, as well as initial costs related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

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CULP Announces Results for Fourth Quarter Fiscal 2026

July 1, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	August 3,	November 2,	February 1,	May 3,	May 3,
	2025	2025	2026	2026	2026
Net loss	$(231)	$(4,306)	$(3,432)	$(2,242)	$(10,211)
Income tax expense	1,369	207	292	58	1,926
Interest income, net	(53)	(50)	(192)	(19)	(314)
Depreciation expense	1,111	1,057	974	963	4,105
Amortization expense	95	97	96	33	321
EBITDA	2,291	(2,995)	(2,262)	(1,207)	(4,173)
Restructuring (credit) expense	(3,508)	499	584	102	(2,323)
Restructuring related charge	—	931	—	—	931
Resolution of legal matter	—	—	(1,000)	—	(1,000)
Stock based compensation	156	177	129	163	625
Foreign currency exchange loss (1)	122	396	369	382	1,269
Adjusted EBITDA	$(939)	$(992)	$(2,180)	$(560)	$(4,671)

% Net Sales	(1.9)%	(1.9)%	(4.5)%	(1.1)%	(2.3)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	July 28,	October 27,	January 26,	April 27,	April 27,
	2024	2024	2025	2025	2025
Net loss	$(7,260)	$(5,644)	$(4,126)	$(2,073)	$(19,103)
Income tax expense (benefit)	239	(50)	446	(243)	392
Interest income, net	(234)	(214)	(192)	(44)	(684)
Depreciation expense	1,581	1,496	1,211	1,152	5,440
Amortization expense	99	101	101	104	405
EBITDA	(5,575)	(4,311)	(2,560)	(1,104)	(13,550)
Restructuring expense	2,631	2,031	1,655	1,422	7,739
Restructuring related charge	115	769	624	113	1,621
Stock based compensation	176	188	158	128	650
Foreign currency exchange loss (gain) (1)	45	192	(334)	(48)	(145)
Adjusted EBITDA	$(2,608)	$(1,131)	$(457)	$511	$(3,685)

% Net Sales	(4.6)%	(2.0)%	(0.9)%	1.0%	(1.7)%

% Over (Under)	(64.0)%	(12.3)%	377.0%	(209.6)%	26.8%

Notes

(1) Represents non-cash foreign currency exchange loss (gain) related to the remeasurement of assets and liabilities denominated in currencies other than the U.S. dollar. Beginning in the quarter ended November 2, 2025, we modified our presentation of adjusted EBITDA to exclude this measure. We believe this change enhances investor insight into our operational performance by excluding the non-cash impact of changes in foreign currency exchange rates. In order to facilitate comparisons among periods, we have applied this modified definition of Adjusted EBITDA to all periods presented.

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